Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS'

We consent to the incorporation in this Form 10-KSB of DataMEG Corp. of our report dated March 25, 2002, on our audits of the consolidated financial statements of DataMEG Corp.and Subsidiaries as of December 31, 2000 and 2001, which report appears in Item 8 on Form 10-KSB.

By: /s/ Hoffman, Fitzgerald & Snyder, P.C.
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        Hoffman, Fitzgerald & Snyder, P.C.
        McLean, Virginia
        April 15, 2002